Exhibit 10.1(a)

AMENDMENT #1 TO EMPLOYMENT AGREEMENT between AMERICAN PALLET LEASING, INC. (Company) and BYRON HUDSON (employee) dated September 22, 2004.

The aforementioned employment agreement is hereby amended as follows:

PARAGRAPH 3(a) BASE COMPENSATION - shall be amended to state "In no event shall employee compensation be less than $150,000 per year commencing September 22, 2004, and shall be increased on the dates of this Agreement as shown below, which in no event shall be less than the following:

         October 1, 2007   $165,000
         October 1, 2008   $190,000
         October 1, 2009   $215,000 or more at the discretion of the
                           Board of Directors

         Employee's salary hereunder shall be paid in bi-weekly installments (subject to reduction for such payroll and withholding deductions as may be required by law).

         Employee shall also be compensated with: (i) health and disability insurance coverage at the Company's expense with coverage to be in amounts determined from time to time by the Compensation Committee of the Company's Board of Directors; (ii) health insurance coverage at the Company's expense for Employee's spouse and dependents; (iii) the right to all fringe benefits generally made available to other Employees of the Company, and (iv) the right to participate in retirement plans implemented by the Company.

         In addition to the foregoing, Employee shall be entitled to a minimum annual vacation leave of four (4) weeks per year with full pay which shall not be accumulated and carried forward from year to year if not used."

PARAGRAPH 3(b) PERFORMANCE BONUS COMPENSATION (CASH) - shall be amended to state "Employee shall be entitled to receive cash bonuses solely at the discretion of the Compensation Committee of the Board of Directors."

PARAGRAPH 3(c) PERFORMANCE BONUS COMPENSATION (SHARES) - shall be amended as follows: PARAGRAPH 3(c) COMPENSATION (SHARES). Employee shall be issued, as soon as practicable, 500,000 restricted shares of the Company's common stock.

All other provisions of the aforementioned original contract shall remain in effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 29th day of June, 2005.

                                AMERICAN PALLET LEASING, INC.



                         By:
                            -----------------------------------------
                                TIMOTHY BUMGARNER, CHAIRMAN & CEO



                         By:
                            -----------------------------------------
                                JAMES CRIGLER, DIRECTOR OF APL




                                EMPLOYEE:


                         By:
                            -----------------------------------------
                                BYRON HUDSON, CFO


                                       2